Exhibit 99.1

Constellation Pharmaceuticals Announces $65 Million Private Placement with New and Existing Investors

CAMBRIDGE, Massachusetts, October 1, 2019 – Constellation Pharmaceuticals, Inc. (Nasdaq: CNST), a clinical-stage biopharmaceutical company using its expertise in epigenetics to discover and develop novel therapeutics, today announced that it has entered into a securities purchase agreement with a group of institutional investors for the private placement of $65 million of shares of its common stock. The transaction is expected to close on or about October 3, 2019, subject to the satisfaction of customary closing conditions. The private placement is being led by Venrock Healthcare Capital Partners and includes Bain Capital Life Sciences and affiliates of The Column Group.

In this private placement, the Company is selling 7,647,057 shares of common stock at a price of $8.50 per share. The Company expects to use net proceeds from the private placement to fund research and development expenses, including the clinical development of CPI-0610, CPI-1205 and CPI-0209, to advance the current pipeline of preclinical candidates, to discover and develop additional preclinical product candidates using its platform, as well as for working capital and other general corporate purposes.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in the private placement no later than the 75th day after the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Constellation Pharmaceuticals

Constellation Pharmaceuticals is a clinical-stage biopharmaceutical company developing novel therapeutics that selectively modulate gene expression to address serious unmet medical needs in patients with cancer. The Company has a deep understanding of how epigenetic and chromatin modifications in cancer cells and in the tumor and immune microenvironment play a fundamental role in driving disease progression and drug resistance. Constellation is driving development of the BET inhibitor CPI-0610 for the treatment of myelofibrosis as well as the EZH2 inhibitors CPI-1205 and CPI-0209 for the treatment of metastatic castration-resistant prostate cancer and other cancers. The Company is also applying its broad research and development capabilities to explore other novel targets that directly and indirectly impact gene expression to fuel a sustainable pipeline of innovative small-molecule product candidates.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the anticipated closing of the private placement; the use of proceeds from the private placement; the filing of a registration statement to register the resale of the shares to be issued and sold in the private placement; and the Company’s plans, strategies and prospects for its business. All statements, other than statements of historical facts, contained in this press release, including statements regarding the Company’s strategy, future operations, future financial position, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to: obtain and maintain necessary approvals from the FDA and other regulatory authorities; continue to advance its product candidates in clinical trials; advance the development of its product candidates under the timelines it anticipates, or at all, in current and future clinical trials; obtain, maintain, or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. CPI-0610, CPI-1205 and CPI-0209 are investigational therapies and have not been approved by the FDA (or any other regulatory authority). For a discussion of other risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Contact

Ronald Aldridge

Senior Director, Investor Relations

Constellation Pharmaceuticals

+1 617-714-0539

ron.aldridge@constellationpharma.com

Lauren Arnold

Media Relations

MacDougall Biomedical Communications

+1 781-235-3060

larnold@macbiocom.com